Exhibit 4.30
EXECUTION VERSION

SECOND AMENDMENT
This SECOND AMENDMENT (this “Amendment”) dated as of December 21, 2018 to the Credit Agreement referenced below is by and among Celestica Inc., an Ontario corporation (the “Company”), Celestica International LP, an Ontario limited partnership, Celestica (USA) Inc., a Delaware corporation (together with the Company and Celestica International LP, the “Borrowers”), the Guarantors party hereto and Bank of America, N.A., in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement (as amended by this Amendment).
W I T N E S S E T H
WHEREAS, revolving credit and term loan facilities have been extended to the Borrowers (together with the additional Borrowers party thereto from time to time) pursuant to that certain Credit Agreement dated as of June 27, 2018 (as amended by that certain First Incremental Facility Amendment, dated as of November 14, 2018 and as further amended, modified, increased, extended, restated, renewed, replaced and/or supplemented from time to time prior to the date hereof, the “Credit Agreement”) by and among the Borrowers (including any such additional Borrowers), the Guarantors identified therein, the Lenders identified therein and the Administrative Agent;
WHEREAS, pursuant to Section 6.19 of the Credit Agreement, the Company has agreed to cause certain Subsidiaries to comply with the requirements of Sections 6.14 and 6.15 of the Credit Agreement and to become Guarantors and Loan Parties thereunder (the “Post-Closing Joinder Obligation”);
WHEREAS, pursuant to Section 10.01(d) thereof, the Credit Agreement may be amended with only the consent of the Company and the Administrative Agent to incorporate jurisdiction-specific provisions deemed reasonably necessary or appropriate in connection with the joinder of any Subsidiary as a Guarantor in accordance with the terms of Section 6.14 of the Credit Agreement and the granting of security interests by such Subsidiary in accordance with the terms of Section 6.15 of the Credit Agreement; and
WHEREAS, the Company and the Administrative Agent agree that certain amendments to the Credit Agreement are required in connection with the Company’s compliance with the Post-Closing Joinder Obligation;
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement (as amended by this Amendment).
2.    Amendments to the Credit Agreement.
2.1.    Amendments Related to the Post-Closing Joinder Obligation. Pursuant to Section 10.01(d) of the Credit Agreement, in connection with the joinder of certain Subsidiaries as Guarantors in accordance with the terms of Section 6.14 thereof and the granting of security interests by such Subsidiary in accordance with the terms of Section 6.15 thereof, the Credit Agreement is hereby amended in the following respects:

CHAR1\1629916v4

(a)In Section 1.01 of the Credit Agreement, the definition of “Environmental Laws” is amended by inserting “technical standards,” after “other applicable statutes, laws, regulations, ordinances,” in such definition.
(b)In Section 1.01 of the Credit Agreement, the definition of “Non-U.S. Obligor” is amended by inserting “or incorporated” after “that is organized” in such definition.
(c)In Section 1.01 of the Credit Agreement, the definition of “Non-U.S. Subsidiary” is amended by inserting “or incorporated” after “that is organized” in such definition.
(d)Section 1.01 of the Credit Agreement is amended by replacing the definition of “Organization Documents” in its entirety as follows:
“Organization Documents” means, (a) with respect to any corporation or, to the extent organized or incorporated under the laws of a foreign jurisdiction, any company, the certificate and/or articles of incorporation and the bylaws, memorandum of association, articles of association and/or memorandum and articles of association (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate and/or articles of formation or organization and operating agreement or limited liability company agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate and/or articles of formation or organization of such entity.
(e)In Section 1.01 of the Credit Agreement, the definition of “Subsidiary” is amended by inserting “, exempted company” after “limited liability company” in such definition.
(f)In Section 1.04 of the Credit Agreement, a new clause (e) is added to read as follows:
(e)    For purposes of this Agreement and the other Loan Documents (other than Articles II, IX and X of this Agreement), where the permissibility of any transaction or the determination of any required action or circumstance, in each case under or with respect to any Security Agreement governed by English law, depends upon compliance with, or is determined by reference to, amounts stated in Dollars, (i) such amounts shall be deemed to refer to Dollars and/or the equivalent amount thereof denominated in any currency other than Dollars, as applicable, and (ii) any requisite currency translation shall, unless otherwise specified, be based on the Spot Rate in effect on the Business Day immediately preceding the date of such transaction or determination. The provisions of any such Security Agreement shall be subject to such reasonable changes of construction as the Administrative Agent

CHAR1\1629916v4

may from time to time specify with the Company’s consent (not to be unreasonably withheld) to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency, in each case as it relates to such Security Agreement.
(g)In Section 5.01 of the Credit Agreement, clause (a)(i) of such Section is amended in its entirety to read as follows:
(i) duly incorporated, organized or formed
(h)In Section 5.13 of the Credit Agreement, clause (a) of such Section is amended in its entirety to read as follows:
such Subsidiary’s jurisdiction of organization or incorporation (as the case may be),
(i)Section 5.25 of the Credit Agreement is amended in its entirety to read as follows:
5.25    Representations as to Non-U.S. Obligors.
Each of the Company and each Non-U.S. Obligor represents and warrants to the Administrative Agent and the Lenders that:
(a)    Such Non-U.S. Obligor is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Non-U.S. Obligor, the “Applicable Non-U.S. Obligor Documents”), and the execution, delivery and performance by such Non-U.S. Obligor of the Applicable Non-U.S. Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Non-U.S. Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Non-U.S. Obligor is organized or incorporated (as the case may be) and existing in respect of its obligations under the Applicable Non-U.S. Obligor Documents,
(b)    The Applicable Non-U.S. Obligor Documents are in proper legal form under the Laws of the jurisdiction in which such Non-U.S. Obligor is organized or incorporated (as the case may be) and existing for the enforcement thereof against such Non-U.S. Obligor under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Non-U.S. Obligor Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Non-U.S. Obligor Documents that the Applicable Non-U.S. Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Non-U.S. Obligor is organized or incorporated (as the case may be) and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Non-U.S. Obligor

CHAR1\1629916v4

Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been or will promptly be made or is not required to be made until the Applicable Non-U.S. Obligor Document or any other document is sought to be enforced and (ii) any charge or tax as has been or will be timely paid.
(c)    There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Non-U.S. Obligor is organized or incorporated (as the case may be) and existing on or by virtue of the execution or delivery of the Applicable Non-U.S. Obligor Documents, except as has been disclosed to the Administrative Agent.
(d)    The execution, delivery and performance of the Applicable Non-U.S. Obligor Documents executed by such Non-U.S. Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Non-U.S. Obligor is organized or incorporated (as the case may be) and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).
(j)In Section 10.04 of the Credit Agreement, the first parenthetical phrase appearing in clause (b) of such Section is amended in its entirety to read as follows:
(and any sub-agent thereof or delegate, administrator or receiver appointed by the Administrative Agent pursuant to the terms of the Loan Documents)
3.    Conditions Precedent. This Amendment shall become effective as of the date hereof upon satisfaction of each of the following conditions precedent, in each case, in a manner reasonably satisfactory to the Administrative Agent:
3.1.    Amendment. Receipt by the Administrative Agent of executed counterparts of this Amendment properly executed by a Responsible Officer of each Loan Party and by the Administrative Agent.
3.2.    Opinions of Counsel. Receipt by the Administrative Agent of a favorable opinion of each of (A) Arnold & Porter Kaye Scholer LLP, U.S. counsel to the Loan Parties, (B) Blake, Cassels & Graydon LLP, Canadian counsel to the Loan Parties not domiciled in Nova Scotia, and (C) if requested by the Administrative Agent, Stewart McKelvey LLP, Canadian counsel to the Loan Parties domiciled in Nova Scotia, in each case, addressed to the Administrative Agent the Lenders and dated as of the date hereof, as to such matters concerning the Loan Parties and this Amendment as the Administrative Agent may reasonably request;
3.3.    Fees. Receipt by the Administrative Agent of any fees required to be paid on or before the date of this Amendment.
3.4.    Attorney Costs. The Loan Parties shall have paid all reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the date hereof.

CHAR1\1629916v4

4.    Reaffirmation. The Loan Parties hereby acknowledge and reaffirm that: (a) they are bound by all of the terms of the Loan Documents to which they are party; (b) this Amendment does not operate to reduce or discharge, or constitute a novation of, their obligations under the Loan Documents; and (c) they are responsible for the observance and full performance of all Obligations, including, without limitation, the repayment of the Loans and reimbursement of any drawings on any Letter of Credit. Furthermore, the Loan Parties acknowledge and confirm that the Liens and security interests referred to in the Credit Agreement (as amended hereby) are created and granted in favor of the Administrative Agent pursuant to the Collateral Documents and/or other Loan Documents and are valid and subsisting, and agree that this Agreement is not intended to, and does not, adversely affect or impair, or constitute a novation of, such liens and security interests in any manner.
5.    Miscellaneous.
5.1.    The Credit Agreement (as amended hereby) and the obligations of the Loan Parties thereunder and under the other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Amendment shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of any Loan Document or a waiver by the Administrative Agent, any Lender or any L/C Issuer of any rights and remedies under the Loan Documents, at law or in equity.
5.2.    Each of the Loan Parties hereby represents and warrants to the Administrative Agent, the Lenders and the L/C Issuers as follows:
(a)The execution, delivery and performance by such Loan Party of this Amendment (i) has been duly authorized by all necessary corporate or other organizational action and (ii) does not and will not (A) contravene the terms of such Person’s Organization Documents, (B) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Liens under the Loan Documents) under, or require any payment to be made under (x) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any Restricted Subsidiary, or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, or (C) violate any material Law.
(b)This Amendment has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable Debtor Relief Laws or by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
(c)No material approval, consent, exemption, authorization, or other material action by, or material notice to, or material filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Loan Party of this Amendment other than those that have already been obtained and are in full force and effect.
5.3.    This Amendment shall constitute a Loan Document for all purposes.
5.4.    This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment constitutes the entire contract among

CHAR1\1629916v4

the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.
5.5.    The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted under the Credit Agreement.
5.6.    THE TERMS OF SECTIONS 10.14 (GOVERNING LAW; JURISDICTION; ETC.) AND 10.16 (WAIVER OF JURY TRIAL) OF THE CREDIT AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS.
[Signature Pages Follow]

CHAR1\1629916v4

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Second Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:	CELESTICA INC.,
an Ontario corporation
By:     /s/ Mandeep Chawla
Name:     Mandeep Chawla
Title:     Executive Vice President & Chief Financial Officer
CELESTICA INTERNATIONAL LP,
an Ontario limited partnership, by its general partner,
CELESTICA INTERNATIONAL GP INC.,
an Ontario corporation
By:     /s/ Mandeep Chawla
Name:     Mandeep Chawla
Title:     Chief Financial Officer
CELESTICA (USA) INC.,
a Delaware corporation
By:     /s/ Mandeep Chawla
Name:     Mandeep Chawla
Title:     President
[Signature Pages Continue]

SIGNATURE PAGE TO SECOND AMENDMENT (CELESTICA INC.)

U.S. GUARANTORS:	CELESTICA (USA) INC.,
a Delaware corporation
By:     /s/ Mandeep Chawla
Name:     Mandeep Chawla
Title:     President
CELESTICA (US HOLDINGS) LLC,
a Delaware limited liability company
By:     /s/ Mandeep Chawla
Name:     Mandeep Chawla
Title:     President
CELESTICA LLC,
a Delaware corporation
By:     /s/ Mandeep Chawla
Name:     Mandeep Chawla
Title:     Executive Vice President
CELESTICA OREGON LLC,
a Delaware corporation
By:     /s/ Mandeep Chawla
Name:     Mandeep Chawla
Title:     Executive Vice President
CELESTICA PRECISION MACHINING LTD.,
a California corporation
By:     /s/ Mandeep Chawla
Name:     Mandeep Chawla
Title:     President
[Signature Pages Continue]

SIGNATURE PAGE TO SECOND AMENDMENT (CELESTICA INC.)

NON-U.S. GUARANTORS:        CELESTICA INC.,
an Ontario corporation
By:     /s/ Mandeep Chawla
Name:     Mandeep Chawla
Title:     Executive Vice President & Chief Financial Officer
CELESTICA INTERNATIONAL LP,
an Ontario limited partnership, by its general partner,
CELESTICA INTERNATIONAL GP INC.,
an Ontario corporation
By:     /s/ Mandeep Chawla
Name:     Mandeep Chawla
Title:     Chief Financial Officer
1282088 ONTARIO INC.,
an Ontario corporation
By:     /s/ Mandeep Chawla
Name:     Mandeep Chawla
Title:     Chief Financial Officer & Corporate Treasurer
1287347 ONTARIO INC.,
an Ontario corporation
By:     /s/ Mandeep Chawla
Name:     Mandeep Chawla
Title:     Chief Financial Officer & Corporate Treasurer
[Signature Pages Continue]

SIGNATURE PAGE TO SECOND AMENDMENT (CELESTICA INC.)

2480333 ONTARIO INC.,
an Ontario corporation
By:     /s/ Mandeep Chawla
Name:     Mandeep Chawla
Title:     Chief Financial Officer & Corporate Treasurer
3265598 NOVA SCOTIA COMPANY,
a Nova Scotia unlimited company
By:     /s/ Mandeep Chawla
Name:     Mandeep Chawla
Title:     Chief Financial Officer & Corporate Treasurer
CELESTICA INTERNATIONAL GP INC.,
an Ontario corporation
By:     /s/ Mandeep Chawla
Name:     Mandeep Chawla
Title:     Chief Financial Officer
CELESTICA INTERNATIONAL INC.,
an Ontario corporation
By:     /s/ Mandeep Chawla
Name:     Mandeep Chawla

Title:	Executive Vice-President, Finance & Chief Financial Officer
[Signature Pages Continue]

SIGNATURE PAGE TO SECOND AMENDMENT (CELESTICA INC.)

1204362 ONTARIO INC.,
an Ontario corporation
By:     /s/ Mandeep Chawla
Name:     Mandeep Chawla
Title:     Chief Financial Officer & Corporate Treasurer
2281302 ONTARIO INC.,
an Ontario corporation
By:     /s/ Mandeep Chawla
Name:     Mandeep Chawla
Title:     Chief Financial Officer & Corporate Treasurer
MSL SPV SPAIN, INC.,
a Delaware corporation
By:     /s/ Robert Ellis
Name:     Robert Ellis
Title:     Vice President & Secretary
[Signature Pages Continue]

SIGNATURE PAGE TO SECOND AMENDMENT (CELESTICA INC.)

IRON MAN ACQUISITION INC.,
a Delaware corporation
By:     /s/ Robert Mionis
Name:     Robert Mionis
Title:     President
[Signature Pages Continue]

SIGNATURE PAGE TO SECOND AMENDMENT (CELESTICA INC.)

ADMINISTRATIVE AGENT:        BANK OF AMERICA, N.A.,
as Administrative Agent
By:     /s/ Anthony W. Kell
Name:    Anthony W. Kell
Title:    Vice President

SIGNATURE PAGE TO SECOND AMENDMENT (CELESTICA INC.)